Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-291119, on Form S-3 and Registration Statement No. 333-264593 on Form S-8 of our reports dated February 9, 2026, relating to the consolidated financial statements of Brixmor Property Group Inc. and the effectiveness of Brixmor Property Group Inc. internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 9, 2026